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                                                                   EXHIBIT 10(c)

                            THE LAMSON & SESSIONS CO.

                           RESTRICTED STOCK AGREEMENT

                  THIS RESTRICTED STOCK AGREEMENT (this "Agreement") is made as of [DATE OF GRANT], by and between The Lamson & Sessions Co., an Ohio corporation (the "Company"), and [NAME OF PARTICIPATE], a director of the Company (the "Grantee"), pursuant to the Company's 1998 Incentive Equity Plan, as amended and restated, (the "1998 Plan").

                                    RECITALS

                  A. The Grantee serves as a Director of the Company and has made an election under the Company's Non-Employee Directors Deferred Compensation Plan (the "Directors Deferred Plan") to defer his annual retainer, board and committee meeting fees to be invested in the Company's common stock. An additional amount equal to 25% of the deferred amount will be issued in Restricted Shares from the 1998 Plan, pursuant to the terms of this Agreement.

                  B. On April 29, 2004, the Governance, Nominating and Compensation Committee (the "Committee") of the Board of Directors (the "Board") of the Company duly authorized the grant of Restricted Shares, representing 25% of the deferred amount of the Grantee's annual retainer, board and committee meeting fees and duly adopted a resolution authorizing the execution of a restricted stock agreement substantially in the form of this Agreement.

                                    AGREEMENT

                  NOW, THEREFORE, subject to the terms and conditions of the 1998 Plan and this Agreement, the Company hereby agrees to grant to the Grantee [______] Restricted Shares, effective as of the [DATE OF GRANT] and subject to the following terms, conditions, limitations and restrictions:

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                                    ARTICLE I

                                   DEFINITIONS

                  Capitalized terms not otherwise defined in this Agreement have the meanings stated in the 1998 Plan, unless the context clearly indicates otherwise.

                                   ARTICLE II

                       CERTAIN TERMS OF RESTRICTED SHARES

                  1.       Signing of and Compliance With Agreement. Grantee
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shall not have any right with respect to the Restricted Shares issued pursuant to this Agreement, unless and until Grantee has executed this Agreement, (whether directly or pursuant to a Power of Attorney) and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of this Agreement.

                  2.       Stock Certificates. Grantee shall be issued a stock
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certificate with respect to these Restricted Shares. This certificate shall be registered in the name of Grantee, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, substantially in the following form:

                  THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE LAMSON & SESSIONS CO. 1998 INCENTIVE EQUITY PLAN, AS AMENDED AND RESTATED, AND AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND THE LAMSON & SESSIONS CO. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE IN THE OFFICES OF THE LAMSON & SESSIONS CO., CLEVELAND, OHIO AND WILL BE MAILED TO THE REGISTERED OWNER, WITHOUT CHARGE, WITHIN FIVE DAYS AFTER RECEIPT OF WRITTEN REQUEST THEREFOR.

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                  3.       Certificates in Company Custody. Stock certificates
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evidencing Restricted Shares shall be held in custody by the Company until the restrictions thereon shall have lapsed, and as a condition of any Restricted Shares, the Grantee shall have delivered a stock power relating to the Restricted Shares.

                  4.       Restriction Period. Subject to the provisions of the
                           ------------------
1998 Plan and this Agreement, during the period from the Date of Grant until [3 YEARS FROM DATE OF GRANT] (the "Restriction Period"), the Grantee shall not be permitted to sell, transfer, pledge, assign or otherwise encumber Restricted Shares awarded under the 1998 Plan.

                  5.       Acceleration of Restricted Shares. Notwithstanding
                           ---------------------------------
Section 4 of this Article II, if the Grantee is no longer serving on the Company's Board due to any of the circumstances set forth in Section 7 of this
Article II, the Grantee is immediately entitled to receive the Restricted
Shares.

                  6.       Treatment of Dividends. The Grantee shall have, with
                           ----------------------
respect to the Restricted Shares covered by this Agreement, all of the rights of a shareholder of the Company, including the right to vote the shares, and the right to receive any dividends. However, any dividends on such shares shall be automatically deferred and reinvested in additional Restricted Shares subject to the same restrictions as the underlying award (as long as there are sufficient shares available under Section 3 of the Plan).

                  7.       Forfeiture. Upon termination of the Grantee from the
                           ----------
Company's Board during the Restriction Period for any reason other than death, disability, a Change in Control, or with the consent of the Committee, retirement or other termination of service, all shares still subject to restriction shall be forfeited by the Grantee.

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                  8.       Delivery of Shares. If and when the Restriction
                           ------------------
Period expires without a prior forfeiture of the Restricted Shares subject to such Restriction Period, unrestricted certificates for such shares shall be delivered to the Grantee.

                                   ARTICLE III

                               GENERAL PROVISIONS

                  1.       Compliance with Law. Notwithstanding any other
                           -------------------
provision of this Agreement, the Company may not issue any of the Restricted Shares if such issuance would result in a violation of law.

                  2.       Transferability. The Grantee may not sell, transfer,
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pledge, assign or otherwise encumber Grantee's right to receive the Restricted
Shares except by will or the laws of descent and distribution.

                  3.       Adjustments. The Board may (a) make any adjustments
                           -----------
in the number or kind of Restricted Shares or other securities covered by this Agreement that the Committee determines in good faith to be equitably required, or (b) provide alternative consideration to the Grantee in substitution of any or all of the Grantee's rights under this Agreement, in order to prevent any dilution or expansion of the Grantee's rights under this Agreement that otherwise would result from any (i) stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (ii) merger, consolidation, separation, reorganization or partial or complete liquidation involving the Company or (iii) other transaction or event having an effect similar to any of the events referred to in this sentence.

                  4.       Relation to Other Benefits. The Company will not take
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into account any economic or other benefit to the Grantee under this Agreement or the 1998 Plan in determining any benefits to which the Grantee may be entitled under any retirement or other benefit or compensation plan

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maintained by the Company or a Subsidiary. The Company will not reduce the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering directors of the Company or a Subsidiary as a result of any economic or other benefit to the Grantee under this Agreement or the 1998 Plan.

                  5.       Amendments. Any amendment to the 1998 Plan will be
                           ----------
deemed to be an amendment to this Agreement to the extent that the 1998 Plan amendment (a) is applicable to awards of Restricted Shares and (b) does not adversely affect the rights of the Grantee with respect to the Restricted Shares. In order for a 1998 Plan amendment that adversely affects the Restricted Shares to be effective against the Grantee, the Grantee must consent to such 1998 Plan amendment.

                  6.       Severability. If any provision of this Agreement is
                           ------------
invalidated for any reason by a court of competent jurisdiction, the invalid provision will be deemed to be separable from the other provisions of this Agreement and the remaining provisions will continue to be valid and fully enforceable.

                  7.       Counterparts. This Agreement may be executed in one
                           ------------
or more counterparts, each of which is an original but all of which together constitute one and the same document.

                  8.       Governing Law. This Agreement is made under, and will
                           -------------
be construed in accordance with, the laws of the State of Ohio, without giving effect to its principles of conflict of laws.

                                            THE LAMSON & SESSIONS CO.

                                            By:________________________________
                                                        John B. Schulze
                                                Chairman of the Board, President
                                                  and Chief Executive Officer

                                            Grantee:___________________________
                                                          [Grantee's Name]

Date:____________________________

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